SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                    Date of Report: 22 February 1994
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                           Page 1 of 4 pages.
  The Exhibit Index appears at Page 4.
Item 5. Other Information Events.

 The following information was included in Deere & Company's press release reporting earnings for the quarter.

 The following information is disclosed on behalf of the company's credit subsidiary,
 John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

 "John Deere Capital Corporation's net income was $23.0 million in the first quarter of 1994 compared with $27.4 million in the same period last year excluding the
 cumulative effect of  accounting changes ($23.6 million after the accounting
 changes).   Net income excluding the accounting changes was down
from last year,
 primarily reflecting lower revenues from a smaller receivable and lease portfolio caused by the sales of retail notes in 1993, which was partially offset by higher securitization and servicing fee income from retail notes previously sold but still administered. Revenues totaled $104.7 million in the first quarter of 1994 compared with $115.1 million last year. Interest expense for the quarter was down from $43.6 million last year to $35.9 million in 1994.

 Total receivable and lease acquisitions by the company increased 11 percent for the quarter. The higher acquisitions resulted mainly from an increased volume of agricultural and industrial notes. Acquisitions of revolving charge receivables were also higher in the first quarter compared to last year, reflecting continuing growth in this business.

 Net credit receivables and leases financed by John Deere Capital
Corporation were
 $3.477 billion at January 31, 1994 compared with $3.933 billion one year ago. The decrease in the portfolio was caused by note sales during 1993 as previously mentioned. Net credit receivables and leases administered, which include receivables previously securitized and sold but still administered, amounted to $4.656 billion at January 31, 1994 compared with $4.520 billion at January 31, 1993.

 Item 7.    Financial Statements and Exhibits.

 (c)    Exhibits

    (99)    Press release and additional information of Deere &
Company.

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION



                              By   /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary

 Dated:  February 22, 1994

                              EXHIBIT INDEX


                                                  Sequential
 Number and Description of Exhibit
                                                  Page Number




 (99)   Press release and additional information

        of Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated 22 February 1994 file no. 1-4121).